SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K


CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported): November 4, 1998 (October 29,
1998)


                       Sheldahl, Inc.
(Exact name of Registrant as specified in its charter)


	Minnesota			                     	    0-45	       		    41-0758073
(State or other jurisdiction	     	(Commission     			(I.R.S. Employer
of incorporation)			               File Number)	    		Identification No.)


1150 Sheldahl Road
Northfield, Minnesota							                      	55057
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (507) 663-8000
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Item 5.  Other Events

Background.

	On August 29, 1997, the Company issued to a group of investors (the Investors) 15,000 shares of Series B Convertible Preferred Stock (the Series B Preferred Stock) resulting in gross proceeds to the Company of $15,000,000. The Board of Directors authorized the sale of the Series B Preferred Stock in order to raise proceeds which were applied principally towards the development of the Longmont Facility for the Company's MicroProducts
Business. The Series B Preferred Stock may be converted into shares of Common Stock from time to time at a conversion price equal to the lesser of
(i) 110% of the average closing bid price for the five consecutive trading days immediately preceding August 29, 1997 (which was $25.34) and (ii) 101% of the average of the lowest closing bid prices for five consecutive trading days during the 30 consecutive trading days immediately preceding the date of conversion of the Series B Preferred Stock. In addition, the shares of Series B Preferred Stock accrue dividends at an annual rate of 5% which, at the Company's option, may be paid either in cash or in shares of Common Stock. As part of the investment, the Investors also agreed to purchase shares of the Company's Series C Preferred Stock at an aggregate price of $15,000,000 such purchase to be made at the Company's option, provided the Company's stock traded above $12.00 per share through August
28, 1998. This option has expired without any shares of Series C Preferred Stock being purchased. Copies of the relevant documents for the sale of the Series B Preferred Stock were filed as exhibits to the Company's Report on Form 8-K on September 10, 1997.

Nasdaq Rule 4460(i).

	Rule 4460(i) of the Nasdaq Stock Market, Inc. (the Nasdaq Rule) requires shareholder approval of the sale or issuance by a company listed on the Nasdaq National Market of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. On August 29, 1997, the date the Series B Preferred Stock was issued (the Closing Date), there were
9,026,682 shares of the Company's Common Stock outstanding and one share less than 20% of such number of shares is 1,805,335. On the Closing Date, the Series B Preferred Stock was convertible into 651,155 shares of common stock, which was equal to 7.2% of the Company's then outstanding shares.
Given the initial conversion price of the Series B Preferred Stock and the then current trading price of the Common Stock, the Company was not required to obtain shareholder approval for the issuance of the Series B Preferred Stock. Because the conversion price was a floating price, however, the conversion right of the Investors was structured so that at any time a conversion would comply with the Nasdaq Rule.

	Accordingly, the Certificate of Designation (the Certificate) governing the rights and preferences of the Series B Preferred Stock prohibits any conversion if the conversion price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion of all outstanding shares of the Series B Preferred Stock, not just those submitted for conversion by an Investor, when aggregated with all prior or concurrent conversions, would result in the issuance to all Investors of shares of Common Stock equal to 20% or more of the shares of the Company's
Common Stock outstanding on the Closing Date.  In other words, the
Certificate requires the Company to look at any conversion as if all remaining shares of the Series B Preferred Stock are being converted and only then may the Company determine whether shareholder approval under the
Nasdaq Rule is required.  For this reason, one Investor could submit a conversion notice for a small number of shares and yet still trigger the overall 20% limitation of the Nasdaq Rule.  In such an event, the terms of the Certificate provide that the Company may issue to any Investor submitting a conversion notice only its pro rata portion of the shares allowed to be issued pursuant to the Nasdaq Rule. With respect to any shares not issuable to an Investor submitting a conversion notice, the terms of the Certificate provide that the Company is obligated, at the option of the Investors, to either (i) obtain shareholder approval for the remaining unconverted shares of Series B Preferred Stock as contemplated by the Nasdaq Rule or (ii) redeem for cash that portion of the Series B
Preferred Stock that could not be converted because of the limitation.

Conversions.

	During February 1998, the Investors collectively converted 7,350 shares of Series B Preferred Stock into 575,149 shares of Common Stock, including dividends payable in Common Stock. These conversions left 1,230,186 shares of Common Stock available for future conversions of the remaining 7,650 shares of the Series B Preferred Stock in compliance with the Nasdaq Rule.
During September and October 1998, the Company received additional notices from all four of the remaining Investors requesting conversion of 6,114 shares of the Series B Preferred Stock in the aggregate. Because of substantial declines in the market price of the Company's Common Stock, the applicable conversion price for such conversions was reduced to approximately $4.91. Pursuant to the terms of the Certificate described above, in order to determine whether it could satisfy the conversions, the Company was required to calculate how many shares were issuable upon conversion at the $4.91 conversion price of all of the remaining 7,650 shares of the Series B Preferred Stock, not just of the 6,114 shares for which it received conversion notices. This calculation showed that the Company would need to issue to the Investors 1,642,063 additional shares in the aggregate to cover the remaining Series B conversion, including dividends payable in Common Stock, which would exceed the 1,230,186 shares available. Because of the limits of the Nasdaq Rule, the Company issued to the Investors only a portion of the shares for which they requested conversion. Three of the four Investors have requested that the Company seek and obtain shareholder approval to issue the additional shares issuable from their conversion notices as well as for future conversions.
In the event that the shareholders do not approve the issuance of such shares, the Company will be obligated to redeem the such shares and pay interest on the redemption amount at an annual rate of 12%, dating back to the dates of the original conversion notices. The fourth Investor decided on October 20, 1998 to force the Company to redeem its 623 inconvertible shares of the Series B Preferred Stock resulting in a cash payment by the Company to such Investor of $836,997 on October 29, 1998.

Redemption.

	The redemption price for any inconvertible shares of the Series B Preferred
Stock is a cash amount equal to (i) the highest average closing bid price for any five consecutive trading days during the period commencing on the date of conversion and ending on the date of payment by the Company of the full redemption price, multiplied by (ii) the ratio of the stated value of any shares of Series B Preferred Stock, including dividends accrued thereon, to the conversion price on the date notice of conversion is given.  In the event that the Company fails for any reason to pay the redemption price on the conversion date, the Company will pay interest on such amount at an annual rate of 12%.  Because the redemption price depends on the date on which the Company pays the redemption amount in full and such date is not known, the Company cannot determine at this time the amount it may have to pay to redeem any inconvertible shares of the Series
B Preferred Stock.  Under the redemption price calculation, however, any redemptions will be at a premium to the prevailing market price of the
Company's Common Stock. Were it to use any of its available liquidity to redeem the inconvertible shares of the Series B Preferred Stock, the Company would not only take cash away from Company operations, another redemption would violate the covenants under the terms of the agreements the Company has with its senior lender. Such violation of covenants could result in a technical default ultimately resulting in the Company's lender calling its note.  In the event shareholder approval is not received, the Company will be required to redeem all of the outstanding preferred shares plus those shares converted but for which common stock has not been issued.  The estimated redemption value as of October 30, 1998 is $2.0 million.

Shareholder Approval.

	The Company expects to request shareholder approval to issue the additional shares needed for the current and future conversions of the Series B Preferred
Stock at its next annual meeting to be held on January 13, 1999.
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SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


						Sheldahl, Inc.



						By    /s/ John V. McManus
						     John V. McManus, Vice President-Finance

Dated: November 4, 1998.
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